SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
May 20, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On May 20, 2009, Environmental Tectonics Corporation (“ETC” or the “Company”) filed a Form 25 with the Securities and Exchange Commission and NYSE AMEX LLC (“AMEX”) relating to the delisting of its common stock from AMEX. The delisting of ETC’s common stock will become effective May 30, 2009. The Company is currently in discussions to have its common stock quoted for trading on the Over-the-Counter Bulletin Board.
          The Board of Directors’ decision to voluntarily delist its common stock from AMEX resulted from a compliance issue related to certain terms and conditions as contained in the proposed issuance of Series E Preferred Stock to H.F. Lenfest (“Lenfest”), a significant shareholder and member of the Company’s Board of Directors. ETC was not able to secure the Lenfest financing transaction on terms that would allow ETC to comply with the AMEX listing rules. The Board of Directors regrets that a transaction suitable to AMEX could not be reached, but the Board of Directors feels the Lenfest transaction is critical to the Company’s continued operation and growth. Given the light trading volume of its common stock, the Company believes that investors will be adequately served by other alternatives such as the Over-the-Counter Bulletin Board. The Company also expects that, going forward, the delisting of its common stock will provide it with greater corporate flexibility and will allow it to deploy more resources to its core business operations. The Company intends to continue to comply with the reporting obligations under the Securities Exchange Act of 1934.
          A copy of the press release announcing the filing of the Form 25 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibits are filed in accordance with Item 601 of Regulation S-K:
          99.1      Press Release dated May 21, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: May 21, 2009	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
99.1      Press Release dated May 21, 2009.